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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

      1. U.S. MedSys Technologies, Inc. was incorporated in the State of Nevada on May 28, 2002. The Registrant holds a 100% equity interest.

      2. PMC/Foot Care Network, LLC was incorporated in the State of New Jersey on April 21, 2004. The Registrant holds an 51% equity interest.

      3. GMD, LLC was incorporated in the State of Kansas on June 22, 2004. The Registrant holds a 75% equity interest.